UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 25, 2016
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116
(Address of principal executive offices, including	(zip code)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 25, 2016, First Interstate BancSystem, Inc. (the “Registrant”) held an annual meeting of its shareholders. The proposals voted upon at the annual meeting and the voting results for each proposal are as follows:

Proposal No. 1 - To elect as directors the nominees proposed by the board of directors of the Registrant, to three-year terms expiring in 2019, or until their respective successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker Non-votes
David H. Crum	102,825,278	2,317,766	733,562	4,320,813
William B. Ebzery	105,173,960	341,127	361,519	4,320,813
James R. Scott, Jr.	103,934,496	1,826,729	115,381	4,320,813
Jonathan R. Scott	103,526,467	1,947,146	402,993	4,320,813
Theodore H. Williams	105,240,567	274,983	361,056	4,320,813

Proposal No. 2 - To ratify the appointment of RSM US, LLP (formerly McGladrey LLP) as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-votes
109,852,854	9,660	334,905	—

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 26, 2016

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer